As filed with the Securities and Exchange Commission on February 3, 2022

Registration No. 333-______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

BANCO SANTANDER, S.A.

(Exact Name of Registrant as Specified in Its Charter)

Kingdom of Spain		N/A
(State or Other Jurisdiction of Incorporation or Organization)		(I.R.S. Employer Identification Number)
Ciudad Grupo Santander 28660 Boadilla del Monte (Madrid), Spain
(Address of Principal Executive Offices)

Banco Santander, S.A. Deferred and Conditional Variable Remuneration Plan (Cycle XI) Banco Santander, S.A. Deferred Multiyear Objectives Variable Remuneration Plan (Cycle VI)
(Full title of the plans)

Banco Santander, S.A. New York Branch 45 E. 53rd Street New York, New York 10022 Attn: Mercedes Pacheco, Managing Director and Senior Legal Counsel (212) 350-3500
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:
Kyoko Takahashi Lin Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement has been prepared and filed pursuant to and in accordance with the requirements of General Instruction E to Form S-8 for the purpose of registering an additional 16,000,000 Shares that are issuable at any time or from time to time under the Banco Santander, S.A. Deferred and Conditional Variable Remuneration Plan and the Banco Santander, S.A. Deferred Multiyear Objectives Variable Remuneration Plan, as applicable. Pursuant to General Instruction E, the contents of the Registration Statement on Form S-8 filed for the Plan (Registration No. 333-256936) with the Securities and Exchange Commission (the “Commission”) on June 9, 2021, including the documents incorporated by reference therein, are incorporated by reference into this Registration Statement, except as supplemented by the information set forth below.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Item 1 and Item 2 of Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act. In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents are incorporated herein by reference:

(a)  The Registrant’s Annual Report on Form 20-F for the fiscal year ended December 31, 2020 and filed on February 26, 2021, except with respect to the audited financial statements included therein and superseded by the audited financial statements included in the Form 6-K filed with the SEC on April 14, 2021.

(b) The Registrant’s Report on Form 6-K filed with the SEC on April 14, 2021.

(c)  The description of the Registrant’s American Depositary Shares evidenced by American Depositary Receipts, each representing one Share, and Shares contained in the Registrant’s Registration Statement on Form 424B5 dated September 8, 2021, filed under the Exchange Act, including any amendment thereto or report filed for the purpose of updating such description.

In addition, all documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, including any Reports of Foreign Private Issuers on Form 6-K submitted during such period (or portion thereof) that is identified in such form as being incorporated by reference into this Registration Statement, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents. The Registrant is not incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the Commission.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein), modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit Number
4.1	English translation of the Bylaws (Estatutos) of Banco Santander, S.A. (filed herewith)
4.2	Form of Amended and Restated Deposit Agreement dated as of September 7, 2021, among Banco Santander S.A., Citibank, N.A. as Depositary, and all Owners and Holders from time to time of American Depositary Shares issued thereunder (incorporated herein by reference to Exhibit 99.(A) to our Registration Statement on Form F-6 (File No. 333-259373) (filed with the SEC on September 7, 2021)
4.3	Form of American Depositary Receipt (included in Exhibit 4.2)
5	The American Depositary Shares awarded to participants under the Plans will be acquired based on open market purchases at prevailing market prices. Because such purchases do not involve the issuance by the Registrant of any new Shares and because such plans are not subject to ERISA, an opinion of counsel is not included with this Registration Statement
23.1	Consent of PricewaterhouseCoopers Auditores, S.L., independent registered public accounting firm
24	Powers of Attorney (included in the signature pages hereto)
99.1	Banco Santander, S.A. Deferred and Conditional Variable Remuneration Plan (Cycle XI) (incorporated herein by reference to Exhibit 99.1 to our Registration Statement on Form S-8 (File No. 333-256936) (filed with the SEC on June 9, 2021)
99.2	Banco Santander, S.A. Deferred Multiyear Objectives Variable Remuneration Plan (Cycle VI) (incorporated herein by reference to Exhibit 99.2 to our Registration Statement on Form S-8 (File No. 333-256936) (filed with the SEC on June 9, 2021)
107.1	Filing Fees (filed herewith)

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Madrid, Spain, on this 3rd day of February, 2022.

Banco Santander, S.A.

By:	/s/ José G. Cantera
	Name:	José G. Cantera
	Title:	Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints (whether as a director, officer or authorized representative of Banco Santander, S.A., or otherwise) any member of the Board of Directors of Banco Santander, S.A., José García Cantera, Francisco Javier Illescas Fernández-Bermejo, José Antonio Soler Ramos, Juan Urigoen Irusta, Jose Maria Ciruelos Lozano, and Silvana Leticia Borgatti and each of them, as his or her true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ana Botín		February 3, 2022
Ana Botín	Chairman of the Board of Directors

/s/ José Antonio Álvarez		February 3, 2022
José Antonio Álvarez	Chief Executive Officer and Vice Chairman of the Board of Directors

/s/ Bruce Carnegie-Brown		February 3, 2022
Bruce Carnegie-Brown	Vice Chairman of the Board of Directors

/s/ Homaira Akbari		February 3, 2022
Homaira Akbari	Director

/s/ Javier Botín		February 3, 2022
Javier Botín	Director

/s/ Álvaro Cardoso		February 3, 2022
Álvaro Cardoso	Director

/s/ R. Martin Chávez Márquez		February 3, 2022
R. Martin Chávez Márquez	Director

/s/ Sol Daurella		February 3, 2022
Sol Daurella	Director

February 3, 2022
Henrique de Castro	Director

February 3, 2022
Gina Díez Barroso	Director

/s/ Luis Isasi Fernández de Bobadilla		February 3, 2022
Luis Isasi Fernández de Bobadilla	Director

/s/ Ramiro Mato Garcia-Ansorena		February 3, 2022
Ramiro Mato Garcia-Ansorena	Director

/s/ Sergio Rial		February 3, 2022
Sergio Rial	Director

February 3, 2022
Belén Romana	Director

/s/ Pamela Ann Walkden		February 3, 2022
Pamela Ann Walkden	Director

/s/ José Doncel		February 3, 2022
José Doncel	Group Chief Accounting Officer

/s/ Mercedes Pacheco		February 3, 2022
Mercedes Pacheco	Managing Director and Senior Legal Counsel, Authorized U.S. Representative